UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

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FREQUENCY ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FREQUENCY ELECTRONICS, INC. 55 Charles Lindbergh Boulevard Mitchel Field, New York 11553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 7, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York, 11553, on the 7th day of October 2008, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

2.	To consider and act upon ratifying the appointment of Eisner LLP as independent auditors for the fiscal year commencing May 1, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 22, 2008, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

/s/ Harry Newman
HARRY NEWMAN
Secretary

Mitchel Field, New York
August 22, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

FREQUENCY ELECTRONICS, INC.
55 Charles Lindbergh Boulevard
Mitchel Field, New York 11553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 7, 2008

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the "Company"), for use at the Annual Meeting of Stockholders to be held at the office of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 7th day of October 2008, at 10:00 A.M., Eastern Daylight Time, or any adjournment or adjournments thereof. A Notice of Internet Availability of Proxy Materials on the Company’s website and a Proxy card were first mailed to shareholders on or about August 22, 2008. Only stockholders of record as of the close of business on August 22, 2008 are entitled to notice of, and to vote at, the meeting.

The Board may use the services of the Company's directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by filing a later dated proxy or by appearing at the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board has fixed the close of business on August 22, 2008, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. On August 22, 2008, the Company had outstanding 8,728,462 shares of common stock, $1.00 par value per share ("Common Stock") (excluding 435,477 treasury shares), each of which entitled the holder to one vote. No shares of preferred stock were outstanding as of such date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes also will be counted for the purpose of determining the presence of a quorum.

Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors and the ratification of the independent auditors. Broker non-votes and stockholder abstentions will have no effect on the outcome of the election of directors.

It is expected that the following business will be considered at the meeting and action will be taken thereon.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, stockholders will be asked to elect six (6) directors ("Director(s)") to the Board to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Cumulative voting is not permitted. The accompanying Proxy will be voted for the election of all six of the members of the Board, each of whose principal occupations are set forth in the following table, if no direction to the contrary is given. In the event that any such nominee is unable or declines to serve, the Proxy may be voted for the election of another person in his place. The Board knows of no reason to anticipate that this will occur.

Nominees for Election as Directors

The director nominees are as follows:

			Year First
			Elected
Name	Principal Occupation	Age	Director

Joseph P. Franklin	Chairman of the Board	74	1990
(Major General,	of Directors
U.S. Army – Ret.)

Martin B. Bloch	President, Chief	72	1961
	Executive Officer
	and a Director

Joel Girsky	President, Jaco	69	1986
	Electronics, Inc., and a
	Director

E. Donald Shapiro	Dean Emeritus,	76	1998
	New York Law School
	and a Director

S. Robert Foley, Jr.	Vice President for Laboratory	80	1999
(Admiral, U.S.	Management, University of
Navy – Ret.)	California and a Director

Richard Schwartz	Trustee, Cooper Union and	72	2004
	a Director

All directors hold office for a one-year period or until their successors are elected and qualified.

The Company’s Board has determined that Messrs. Foley, Girsky, Shapiro and Schwartz are “independent,” as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”). The composition of the Board, consisting of two (2) officers of the Company (Messrs. Bloch and Franklin) and the four (4) independent directors, is in full compliance with the listing requirements of the NASDAQ as required under corporate governance rules promulgated by the Securities and Exchange Commission (“SEC”).

Business Experience of Directors

MARTIN B. BLOCH, age 72, has been a Director of the Company and of its predecessor since 1961. He has served continuously since 1961 as the Company’s President and, except for December 1993 through April 1999, as its Chief Executive Officer. Previously, he served as chief electronics engineer of the Electronics Division of Bulova Watch Company.

JOSEPH P. FRANKLIN, age 74, has served as a Director of the Company since March 1990. In December 1993, he was elected Chairman of the Board and, from December 1993 through April 1999, served as Chief Executive Officer of the Company. From August 1987 to November 1993, he was the chief executive officer of Franklin S.A., a Spanish business consulting company located in Madrid, Spain, specializing in joint ventures, and was a director of several prominent Spanish companies. General Franklin was a Major General in the United States Army until he retired in July 1987. He was Vice Chairman of the Board of Trustees of the US Military Academy at West Point from 2000 to 2004.

JOEL GIRSKY, age 69, has served as a Director of the Company since October 1986. He is the president and a director of Jaco Electronics, Inc., which is in the business of distributing electronics components, and has served in such a capacity for over forty years. Mr. Girsky is the Chairman of the Company’s Compensation Committee.

E. DONALD SHAPIRO, age 76, has been The Joseph Solomon Distinguished Professor of Law, New York Law School, since 1983 and Dean Emeritus since 2000 and was previously Dean/Professor of Law from 1973 to 1983. He was formerly a director of Loral Space & Communications, Ltd., Vasomedical, Inc., United Industrial, Kramont Realty Trust as well as several other companies. Mr. Shapiro became a member of the Board in 1998 and serves as Chairman of the Company’s Audit Committee.

S. ROBERT FOLEY, Jr., age 80, is Vice President for Laboratory Management, University of California. He served as Vice President of Raytheon International, Inc. and President of Raytheon Japan from 1995 to 1998. Admiral Foley served in the United States Navy for 35 years, including the position of Commander-In-Chief of the Pacific Fleet. Admiral Foley is also a director of INTELSAT General Corp. Admiral Foley became a member of the Board in 1999.

RICHARD SCHWARTZ, age 72, is a trustee and chairman of the Finance Committee of Cooper Union in New York City. Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK. He served in senior executive positions at ATK and predecessor companies since 1990. Prior to that Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957. Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America. Mr. Schwartz became a member of the Board in 2004.

Compensation of Directors:

Directors who are not officers of the Company receive an honorarium of $18,000 (increased from $10,000 during fiscal year 2008) and $2,500 for attendance at each Board meeting or meeting of a Board committee of which he is a member ($1,500 if such attendance is telephonic). In addition, the chairman of the Audit Committee receives a stipend of $10,000. Company officers do not receive additional compensation for attendance at Board meetings or committee meetings. During fiscal year 2008, no directors were granted stock options or stock awards. Directors who are not officers do not participate in Company-sponsored pensions or deferred compensation programs.

Director Compensation

	Fees Earned or	Option
Name	Paid in Cash ($)	Awards (1)(2)	Total ($)
E. Donald Shapiro	$36,000	$0	$36,000
Joel Girsky	25,500	0	25,500
S. Robert Foley	24,500	0	24,500
Richard Schwartz	25,500	32,911	58,411

(1)
The amounts in this column do not represent actual cash payments but represent the fair value of stock options awarded in prior years recognized by the Company as an expense in fiscal year 2008 for financial accounting purposes. The fair value of these awards and the amounts expensed in fiscal year 2008 were determined in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment (FAS 123R), except the impact of estimated forfeitures related to service-based vesting conditions have been disregarded in accordance with SEC rules. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the year ended April 30, 2008, as filed with the SEC.

(2)
Each non-officer Director previously received a stock option grant to acquire 30,000 shares of the Company’s stock and each such option award was outstanding at the end of fiscal year 2008. All Directors were fully vested in such options prior to fiscal year 2008, except for Mr. Schwartz who became fully vested in his stock option grant as of December 2007. The grant dates and exercise prices for these grants are listed in note (11) under the section Stock Ownership of Certain Beneficial Owners and Management beginning on page 7 of this Proxy Statement.

Vote Required

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Eisner LLP (“Eisner”), independent accountants, to be the Company's external auditors for the fiscal year commencing May 1, 2008, and recommends to stockholders that they vote for ratification of that appointment.

It is anticipated that a representative of Eisner will be present at the meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

On August 1, 2008, the Audit Committee approved the dismissal of Holtz Rubenstein Reminick LLP (“HRR”) as the Company’s independent auditors. On August 4, 2008, the Company notified HRR of its dismissal as the Company’s independent auditors. On August 1, 2008, the Audit Committee engaged Eisner as the Company’s independent auditors for the fiscal year ending April 30, 2009.

The reports of HRR on the Company's financial statements for the years ended April 30, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the years ended April 30, 2008 and 2007 and the subsequent interim period through August 1, 2008, there have been no disagreements with HRR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HRR, would have caused HRR to make reference thereto in its reports on the Company's financial statements for such years.

No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended April 30, 2008 and 2007 and the subsequent interim period through August 1, 2008.

During the Company’s two fiscal years ended April 30, 2008 and 2007 and the subsequent interim period through August 1, 2008, the Company has not consulted with Eisner regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

AUDIT AND NON-AUDIT FEES

The following table presents the aggregate fees and expenses paid or accrued by the Company for professional services rendered by the Company’s former auditors, Holtz Rubenstein Reminick LLP in fiscal years 2008 and 2007. Other than as set forth below, no professional services were rendered or fees billed by Holtz Rubenstein Reminick LLP during fiscal years 2008 and 2007.

Service	2008	2007
Audit Fees (1)	$260,138	$254,366
Audit-Related Fees (2)	73,016	59,992
Tax Fees (3)	54,259	41,935
All Other Fees (4)	-	-
TOTAL	$387,413	$356,293

(1)
Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements and issuance of consents and assistance with and review of documents filed with the SEC.

(2)
Other audit-related services provided by Holtz Rubenstein Reminick LLP include the annual audit of the Company’s employee benefit plans as well as accounting consultations regarding significant transactions during the fiscal year.

(3)	Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.

(4)	No other services were performed by Holtz Rubenstein Reminick LLP in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services

Prior to engaging Holtz Rubenstein Reminick LLP to render the above services during fiscal years 2008 and 2007, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the external auditor was compatible with the maintenance of Holtz Rubenstein Reminick LLP’s independence in the conduct of its auditing services.

The procedures used by the Audit Committee for the pre-approval of all audit and permissible non-audit services provided by the independent auditors are described below.

Before engagement of Eisner LLP as independent auditors for the fiscal year 2009, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

Audit Services include audit work performed on the Company’s financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors’ tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of Eisner LLP as the Company's independent auditors for the 2009 fiscal year.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the meeting are hereinabove set forth. If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.

PROPOSALS OF STOCKHOLDERS

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2009 Annual Meeting of Stockholders must submit such proposal to the Company no later than April 24, 2009.

Assuming that the Company’s 2009 Annual Meeting of Stockholders is held on schedule, the Company must receive notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting by July 8, 2009. If the Company does not receive notice by that date, or if the Company meets certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 22, 2008, information concerning the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's Named Executive Officers who were serving as executive officers at the end of the last completed fiscal year, and (iv) all directors and executive officers of the Company as a group:

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (2)
DePrince Race & Zollo, Inc. (3)
250 Park Avenue South, Suite 250
Winter Park, FL 32789	1,005,353	11.5%

Dimensional Fund Advisors, Inc. (4)
1299 Ocean Ave.
Santa Monica, CA 90401	703,171	8.1%

Frequency Electronics, Inc.
Employee Stock Ownership Plan (5)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	537,204	6.2%

Martin B. Bloch (6)(7)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	939,733	10.8%

Joseph P. Franklin (7)(8)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	157,748	1.8%

Joel Girsky (11)
c/o Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY 11788	55,000	*

E. Donald Shapiro (11)
10040 E. Happy Valley Road
Scottsdale, AZ 85255	33,600	*

S. Robert Foley (11)
One Lakeside Dr.
Oakland, CA 94612	30,000	*

Richard Schwartz (11)
4427 Golf Course Dr.
Westlake Village, CA 91362	30,000	*

Markus Hechler (9)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	107,811	1.2%

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (2)
Oleandro Mancini (10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	62,281	*

All executive officers
and directors as a group
(16 persons) (9)(10)	1,935,703	22.2%

*designates less than one percent (1%) of issued and outstanding shares of Common Stock.

Notes:
(1)	Each person has sole voting and investment power over the shares reported, except as noted.

(2)	Based on 8,728,462 shares outstanding as of August 22, 2008.

(3)
As reported in a Form 13G for the period ended July 31, 2008, filed by DePrince Race & Zollo, Inc., which is an investment advisor registered under the Investment Advisors Act of 1940, and provides investment advisory services on a discretionary basis to institutional clients, most of whom are pension and profit sharing plans and trusts.

(4)
As reported in a Form 13F for the quarter ended June 30, 2008, filed by Dimensional Fund Advisors Inc. (“Dimensional”), which is an investment advisor registered under the Investment Advisors Act of 1940. Per a Schedule 13G filing dated December 31, 2004, Dimensional furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. Per the Form 13F, in its role as investment advisor or manager, Dimensional possesses investment power over 703,171 shares and voting authority over 690,726 shares that are owned by such investment companies, commingled group trusts and separate accounts, and Dimensional disclaims beneficial ownership of such securities.

(5)
Includes 416,109 shares of stock held by the Frequency Electronics, Inc. ESOP Trust (the “Trust”) for the Company's Employee Stock Ownership Plan, all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers as defined on page 13); also includes 121,095 shares held by the Trust under the Company’s Stock Bonus Plan (converted by amendment to the Employee Stock Ownership Plan as of January 1, 1990).

(6)
Includes 198,000 shares issuable on the full exercise of the following options granted to Mr. Bloch: an option to purchase 18,000 shares granted on August 31, 1998 at an exercise price of $7.125 under the Senior ESOP, as that term is hereinafter defined, and an option to purchase 180,000 shares granted on March 1, 2001 at an exercise price of $13.49, per terms of Mr. Bloch’s employment agreement. (See the discussion on the Chief Executive Officer Employment Agreement on page 15.)

(7)
Includes 33,000 shares owned by members of Mr. Bloch’s immediate family, 197,748 shares held by a partnership over which Mr. Bloch maintains discretionary control and 30,600 shares held in trust for Mr. Bloch’s wife for which General Franklin is the trustee. Mr. Bloch disclaims beneficial ownership of such shares.

(8)
Includes 101,465 shares held in a family trust and 16,831 shares in a charitable foundation over which General Franklin retains discretionary control. General Franklin disclaims beneficial ownership of such shares.

(9)	Includes the following shares granted to the officers of the Company pursuant to a stock purchase agreement in connection with the Company’s Restricted Stock Plan:

Name	Restricted Stock
Markus Hechler	7,500
All Officers as a Group (11 persons)	22,500

(10)
Includes the number of shares which, as at August 22, 2008, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of options; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person's having sole or shared voting powers over such shares. The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

Name	Stock Bonus Plan Shares (a)	ESOP Shares (b)	Profit Sharing Plan & Trust 401(k) (c)	ISO or NQSO or SAR Shares (d)
Martin B. Bloch	22,317	4,205	2,653	30,000
Joseph P. Franklin	-0-	4,031	146	5,000
Markus Hechler	2,707	5,968	2,573	83,500
Oleandro Mancini	-0-	-0-	2,156	60,125
All Directors and Officers as a Group (15 persons)	26,060	40,320	19,879	485,062

(a)
Includes all shares allocated under the Company's Stock Bonus Plan ("Bonus Plan") to the respective accounts of the named persons, ownership of which shares is fully vested in each such person. No Bonus Plan shares are distributable to the respective vested owners thereof until after their termination of employment with the Company. As of January 1, 1990, the Bonus Plan was amended to be an "Employee Stock Ownership Plan" (see footnote (b) to the table).

(b)
Includes all shares allocated under the Company's Employee Stock Ownership Plan ("ESOP") to the respective accounts of the named persons, ownership of which shares was fully vested in each such person as at April 30, 2008. ESOP shares are generally not distributable to the respective vested owners thereof until after their termination of employment with the Company. However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account. Upon the allocation of shares to an employee's ESOP account, such employee has the right to direct the ESOP trustees in the exercise of the voting rights of such shares.

(c)
Includes all shares allocated under the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986. This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company made discretionary matching contributions of the Company’s Common Stock. All participants in the plan become fully vested in the Company contribution after six years of employment. All of the officers named above are fully vested in the shares attributable to their accounts.

(d)
All amounts in this column represent the number of shares that may be obtained upon exercise of Incentive Stock Options (“ISO”), Non-qualified Stock Options (“NQSO”) or Stock Appreciation Rights (“SARS”) in which the officers are fully vested or may become vested within 60 days of August 22, 2008. Such grants have been made under the Company’s 1993 Nonstatutory Stock Option Plan, 2001 Incentive Stock Option Plan and 2005 Stock Award Plan. The individual grants, exercise prices and expiration dates for the Named Executive Officers are listed in the Outstanding Equity Awards at Fiscal Year-End Table on page 16 of this Proxy Statement.

(11)	Includes shares issuable on the exercise of options granted to the non-officer Directors of the Company under the Independent Contractors Stock Option Plan.

Name	Exercisable Share	Grant Date	Exercise Price
Joel Girsky	30,000	June 29, 1998	$12.81
E. Donald Shapiro	30,000	June 29, 1998	$12.81
S. Robert Foley	30,000	March 12, 1999	$7.34
Richard Schwartz	30,000	December 10, 2004	$14.76

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and any person who is the beneficial owner of more than 10% of the Company’s equity securities (“10% stockholder”) to file reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, the Company believes that during the fiscal year ended April 30, 2008, the Company’s directors, officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the following exception:

On August 20, 2007, Mr. Bloch gifted 500 shares of stock to unrelated parties. These gifts were reported on January 31, 2008 when Mr. Bloch reported two other gifts of the Company’s Common Stock.

CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the past fiscal year, four (4) meetings of the Board were held. Each of the Company’s directors attended, in person or telephonically, all of the meetings of the Board and of the meetings of committees of the Board of which such director was a member that were held during the past fiscal year.

In addition to attendance at Board meetings, the Board encourages, but does not require, all directors to attend annual meetings of the Company’s stockholders. All of the Company’s directors attended the Company’s 2007 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee consists of the Company’s four independent directors, Messrs. Foley, Girsky, Shapiro and Schwartz. Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and as defined in Rule 4350(d)(2)(A) of the listing standards of The NASDAQ Stock Market, upon which the Company’s Common Stock is listed and trades. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that both Mr. Shapiro, chairman of the Audit Committee, and Mr. Girsky satisfy the SEC’s criteria as “audit committee financial experts.”

The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors, (ii) review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Audit Committee held four (4) meetings during the last fiscal year. The Audit Committee’s report appears on page 12 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of the four independent directors, Messrs. Foley, Girsky, Shapiro and Schwartz. The Compensation Committee does not have a formal charter. The Compensation Committee is responsible for determining remuneration arrangements for the highest paid executives and oversees the Company's stock option, bonus and other incentive compensation plans. The Compensation Committee may not delegate these responsibilities. The Compensation Committee held four (4) meetings during fiscal year 2008.

The Company’s President and Chief Executive Officer, Martin Bloch, recommends to the Compensation Committee base salary, bonus payouts from the short-term incentive pool and long-term incentive grants for the Company’s officers (other than himself) and other eligible employees (see Executive Compensation section below). Mr. Bloch makes these recommendations to the Compensation Committee based on input from the Company’s Director of Human Resources using compensation data as described below, as well as qualitative judgments regarding individual performance. Mr. Bloch is not involved with any aspect of determining his own pay.

In order to assess whether the compensation program that the Company provides to its executive officers is competitive, its human resources department annually participates in a survey of electronics companies in the New York metropolitan area. This survey compares base salaries by job type as well as benefits offered by other companies in the electronics industry. The Compensation Committee has established salaries and benefits which are in the mid-range of those companies which participate in this survey. In addition, during fiscal year 2008, the Company engaged compensation consultants to review its existing programs and received recommendations for enhancements or improvements. As a result of such review, the Company made no major adjustments to the current compensation program for its officers.

Director Nominations

Due to the relatively small size of its Board, the Company does not have a formal nominating or corporate governance committee. New director nominations, which are infrequent, and compliance with corporate governance rules, are reviewed and approved by the independent directors. By Board resolution, the Company has determined that if a new director is to be nominated, the independent directors of the Company (currently Messrs. Foley, Girsky, Shapiro and Schwartz) will conduct interviews of qualified candidates and, as appropriate, will recommend selected individuals to the Board. The independent directors consider director candidates based on criteria approved by the Board, including such individuals’ backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board. The Company may retain a director search firm to assist it in identifying qualified director nominees.

Director Candidates Proposed by Stockholders

The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company. A stockholder recommending an individual for consideration by the Board (and the independent directors) must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

In order for a recommendation to be considered by the Company for the 2009 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the recommendation no later than 5:00 p.m., local time, on April 24, 2009. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company’s Corporate Secretary will send properly submitted stockholder recommendations to the independent directors for consideration at a future meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the independent directors.

CORPORATE GOVERNANCE MATTERS

Communications with Directors

Stockholders and other interested parties may communicate directly with any Director, including any non-management member of the Board, by writing to the attention of such individual at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary. The Company’s Secretary will distribute any stockholder communications received to the Director(s) to whom the letter is addressed or to all of the Directors if addressed to the entire Board.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chairman of the Audit Committee. The Chairman will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

The independent directors regularly meet without any management directors or employees present. Such executive sessions are held at least annually and as often as necessary to fulfill the independent directors’ responsibilities.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at http://www.frequencyelectronics.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer. Annually, the Company’s Directors review the Code of Ethics and the report of the Company’s Ethics Committee.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board. The Audit Committee is comprised of four non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the independence requirements of the NASDAQ Stock Market. The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internals controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended April 30, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with the independent auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2008 for filing with the Securities and Exchange Commission.

E. Donald Shapiro, Chairman, Audit Committee
S. Robert Foley
Joel Girsky
Richard Schwartz
Members of the Audit Committee

Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Company's principal executive officer and two other most highly compensated executive officers (collectively, the "Named Executive Officers") based on total compensation for the last completed fiscal year, reduced by above market or preferential earnings on non-qualified deferred compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)(3)	Non-Qualified Deferred Compensation Earnings (4)	All Other Compen- sation (5)	Total
Martin B. Bloch	2008	$423,077	$92,700	$8,925	$502,848	$141,291	$1,168,841
President, CEO	2007	400,000	0	0	202,972	79,548	682,520
Principal Executive Officer

Markus Hechler	2008	201,807	0	41,849	92,620	44,761	381,037
Executive Vice	2007	215,683	0	38,908	50,072	25,157	329,820
President

Oleandro Mancini	2008	181,539	9,044	63,824	69,609	30,307	354,323
Vice President,	2007	162,019	9,759	62,495	61,856	21,433	317,562
Business Development

Notes:

(1)
The Company pays bonuses based on operating profits at each of its operating units or, in the case of Mr. Bloch, on consolidated pretax profits. In fiscal years 2008 and 2007, no Named Executive Officer was awarded a bonus based on the operating losses recorded at the FEI-NY and FEI-Zyfer segments. Mr. Bloch’s fiscal year 2008 bonus is based on the consolidated pretax profit of the Company. Mr. Mancini is awarded a bonus based on the operating profits generated by the Gillam-FEI segment.

(2)
The amounts in this column do not represent actual cash payments to the Named Executive Officers. Each value represents the proportionate amount of the total fair value of stock option and stock appreciation rights recognized by the Company as an expense in fiscal years 2008 and 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed were determined in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment (FAS 123R), except the impact of estimated forfeitures related to service-based vesting conditions have been disregarded in accordance with SEC rules. The awards for which expense is shown in this table include the awards described in the 2008 Grants of Plan-Based Awards Table on page 16 of this Proxy Statement, as well as awards granted in prior fiscal years for which the Company continued to recognize expense in fiscal year 2008. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the year ended April 30, 2008 as filed with the SEC.

(3)
Other than contributions of common stock to the accounts of participants in the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986, the Company did not make any awards of stock to any employees during fiscal years 2008 and 2007. The fair market value of contributions to the accounts of participants, including the Named Executive Officers, may not exceed $3,000 in a calendar year.

(4)
The amounts in this column do not represent actual cash payments to the Named Executive Officers. The Company has entered into certain deferred compensation agreements with key employees (including the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The values in the table above reflect the change in the actuarially calculated deferred compensation liability for each of the Named Executive Officers for fiscal years 2008 and 2007. These non-cash amounts are included in the Company’s general and administrative expenses for the fiscal years ended April 30, 2008 and 2007, respectively.

(5)	The amounts shown in this column are composed of the following:

Name	Costs of Leased Automobile	Health, Life, Disability Insurance & Medical Reimbursement (a)	Additional Life Insurance Premiums (b)	Financial Planning Advice (b)	Total All Other Compensation
Martin Bloch
2008	$20,472	$80,751	$24,063	$16,005	$141,291
2007	15,312	20,523	24,063	19,650	79,548
Markus Hechler
2008	21,596	23,165	0	0	44,761
2007	11,382	13,775	0	0	25,157
Oleandro Mancini
2008	9,994	20,313	0	0	30,307
2007	10,190	11,243	0	0	21,433

(a)
All employees of the Company are eligible for health, term life and disability insurance the premiums for which are partially paid by the Company. Reimbursement of medical costs is available only to officers.

(b)	Beginning in 2006, Mr. Bloch’s compensation includes financial planning advice and Company-paid premiums for additional whole life insurance policies, the beneficiaries of which are Mr. Bloch’s heirs.

Narrative Disclosure of Summary Compensation Table

Short-Term Incentives

The Company maintains short-term incentive bonus programs for certain employees which are based on operating profits and certain other relevant criteria of the individual subsidiaries to which the employees are assigned. The Company’s employment agreement with its Chief Executive Officer includes a bonus formula based on consolidated pre-tax profits. These plans are designed to create incentives for superior performance and to allow the Company's executive officers to share in the success of the Company by rewarding the contributions of individual officers. Focused on short-term or annual business results, these plans enable the Company to award designated executives with annual cash bonuses based on their contributions to the profits of the Company.

Long-Term Incentives

As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its Common Stock under the Employee Stock Ownership Plan (“ESOP”) and through the grant of stock appreciation rights (“SARS”) or options to purchase common stock through various employee stock award plans. Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of the Company's Common Stock) and to continued employment with the Company. The number of shares granted to executive officers under the Company's ESOP is determined on a pro-rata basis. Grants of SARS, stock options and other equity awards are generally determined on an individual-by-individual basis. The factors considered are the individual's performance and potential for contributing to the Company’s future growth, the number of stock options and awards previously granted to the individual and the Company's financial and operational performance.

The Company does not maintain any compensation plans for its executive officers or directors or for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the ESOP and stock award plans discussed above. The fair values of awards under these plans are shown in the Summary Compensation Table above.

Nonqualified Deferred Compensation Agreements

The Company has no tax-qualified defined benefit or actuarial retirement plans in effect. It has entered into certain deferred compensation agreements with key employees (including most officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole or term life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant. The annual premiums paid during fiscal year 2008 were less than the increase in cash surrender value of the whole life insurance policies.

The deferred compensation for participants in the program is reviewed annually by the Compensation Committee. The annual benefit may be increased based upon recent performance, length of service, economic conditions and other factors. The annual benefit to be provided to each of the Named Executive Officers upon his retirement is as follows:

Martin Bloch, CEO	$200,000
Markus Hechler, Exec VP	80,000
Oleandro Mancini, VP	60,000

Such benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries. Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause. The change in actuarial value in nonqualified deferred compensation benefits under the deferred compensation agreements for each of the Named Executive Officers are presented in the Summary Compensation Table.

Supplemental Separation Benefits

Included in the deferred compensation agreements of certain executive officers and certain key employees are provisions for supplemental separation benefits. Under the agreements, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee’s average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control. If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus.

Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Mr. Bloch’s base annual salary is $400,000. Beginning in fiscal year 2006, Mr. Bloch received additional compensation of up to $52,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which are Mr. Bloch’s heirs. Mr. Bloch’s employment agreement provides a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years. Mr. Bloch was awarded stock options to purchase an aggregate of 268,000 shares of the Company’s common stock at the market value of the Company’s stock on the date of grant. The options are exercisable for a period of ten (10) years from the date of grant. (See Outstanding Equity Awards at Fiscal Year-End Table on page 16 and notes (6) and (10) under Stock Ownership of Certain Beneficial Owners and Management, above.)

Employee Benefit Plans

Officers, including the Named Executive Officers, are eligible to participate in the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986. This plan permits eligible employees to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company makes discretionary matching contributions of the Company’s Common Stock, the fair market value of which may not exceed $3,000 in a calendar year. All participants in the plan become fully vested in the Company contribution after six years of employment. All of the Named Executive Officers are fully vested in the shares attributable to their accounts. (See footnote (10) to the Stock Ownership of Certain Beneficial Owners and Management beginning on page 7.)

In addition, Mr. Bloch and Mr. Hechler are participants in the Company's Stock Bonus Plan and the Employee Stock Ownership Plan ("ESOP") which replaced it. The ESOP began in 1990 and no additional shares of the Company’s common stock were allocated to participants after fiscal year 2000. (See footnote (10) to the Stock Ownership of Certain Beneficial Owners and Management beginning on page 7.)

Other Compensation

Officers and certain key employees are provided with a leased automobile to use for both business and personal purposes. The operating costs of the vehicle are paid by the Company. The value of any personal use is included in the taxable income of each employee. Officers of the Company are also reimbursed for out-of-pocket medical expenses incurred by the officers and their families. Such reimbursement is also included in the officers’ taxable income.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options or stock appreciation rights (“SARS”) previously awarded to the Named Executive Officers at the end of the fiscal year, April 30, 2008. The Company has not made any stock awards.

Option Awards or Stock Appreciation Rights

Name	Number of Securities Underlying Unexercised Options or SARS (#) Exercisable	Number of Securities Underlying Unexercised Options or SARS (#) Unexercisable	Option or SARS Exercise Price ($)	Option or SARS Expiration Date
Martin B. Bloch	18,000 30,000 180,000 -0-	-0- -0- -0- 40,000	$7.125 7.625 13.490 7.835	8/22/13 8/22/13 2/28/11 3/16/18

Markus Hechler	10,000 20,000 10,000 15,000 8,000 8,000 5,625 2,500 -0- -0-	-0- -0- -0- -0- -0- -0- 1,875 7,500 7,500 10,000	7.125 7.06 23.75 11.10 6.615 9.575 14.40 11.95 11.16 9.67	8/22/13 8/22/13 8/22/13 10/29/11 7/25/12 7/31/13 12/21/14 7/30/16 7/23/17 12/10/17

Oleandro Mancini	10,000 10,000 7,000 10,000 5,625 7,500 3,750 -0- -0-	-0- -0- -0- -0- 1,875 2,500 11,250 10,000 5,000	$23.75 11.10 6.615 9.575 14.40 11.22 11.95 9.91 9.67	8/22/13 10/29/11 7/25/12 7/31/13 12/21/14 4/24/15 7/30/16 8/28/17 12/10/17

Note: Stock options and SARS are generally exercisable cumulatively at 25% per year beginning one year after the date of grant. In the case of Mr. Bloch’s award of 40,000 SARS on March 17, 2008, the SAR is 50% exercisable one year after the grant date and fully exercisable two years after the grant date. The awards expire ten years after the date of grant. Grants are made at the market value of the Company’s Common Stock on the date of grant.

OTHER MATTERS

The Report of the Audit Committee is not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. This portion of this proxy statement is not a part of any of those filings unless otherwise stated in those filings.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended April 30, 2008, is available under the Investor Relations section of the Company’s website at http://www.frequencyelectronics.com. A Notice of Internet Availability of Proxy Materials is being mailed to stockholders which also includes instructions on how shareholders may obtain printed copies of the Annual Report and the Proxy Statement. Shareholders may also request printed copies of the Proxy Materials by calling the Company at (516) 794-4500, extension 2133 or by sending an email to investorrelations@freqelec.com. For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-K to any stockholders who request such a copy.

By Order of the Board of Directors,

/s/ Harry Newman
HARRY NEWMAN
Secretary

Dated: August 22, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

FREQUENCY ELECTRONICS, INC.

October 7, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 100708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ General Joseph P. Franklin
- ○ Martin B. Bloch
- ○ Joel Girsky
- ○ E. Donald Shapiro
- ○ Admiral S. Robert Foley
- ○ Richard Schwartz

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

All as described in the Proxy Statement dated August 22, 2008, receipt of which is hereby acknowledged. The Board of Directors requests that you fill in, date and sign the Proxy and return it in the enclosed postpaid envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.